Exhibit 23.1

                       Consent of Independent Accountants



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 1997 appearing on page 13 of the TransAct Technoloiges Incorporated Annual Report on Form 10-K for the year ended December 31, 1996.



PRICE WATERHOUSE LLP
Hartford, Connecticut
July 29, 1997